Filed pursuant to Rule 424(b)(5)

Registration No. 333-256509

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 7, 2021)

GREENLAND TECHNOLOGIES HOLDING CORPORATION

Up to $7.72 million Ordinary Shares

We have entered into an “at-the-market” offering agreement (the “Sales Agreement”), dated as of November 19, 2021, with H.C. Wainwright & Co., LLC (“Wainwright” or the “Sales Agent”), acting as our sales agent, relating to the sale of our ordinary shares, no par value per share (the “ordinary shares”), pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell ordinary shares with an aggregate offering price of up to $7.72 million from time to time through the Sales Agent under this prospectus supplement and the accompanying prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “GTEC.” On November 19, 2021, the last reported sale price of our ordinary shares on Nasdaq was US$9.89 per share.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the trading market for our ordinary shares, or any other trading market in the United States for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of our ordinary shares into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of our ordinary shares but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a commission of 3% of the gross proceeds of any of our ordinary shares sold under the Sales Agreement. See “Plan of Distribution” on page S-29 for additional information regarding the compensation to be paid to the Sales Agent. In connection with the sales of our ordinary shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the Sales Agent’s compensation may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of November 19, 2021, was approximately US$44.16 million, which was calculated based on 4,465,081 ordinary shares held by non-affiliates as of November 19, 2021 and a per share price of US$9.89, which was the closing price of our ordinary shares on Nasdaq on November 19, 2021. We have sold $7 million of our ordinary shares pursuant to General Instruction I.B.6 on Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof (but excluding this offering), and, accordingly, we may sell up to $7.72 million of our ordinary shares hereunder.

Greenland Technologies Holding Corporation is a holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our United States (“U.S.”) subsidiary and our Peoples Republic of China (“PRC”) subsidiaries.

We are subject to certain legal and operational risks associated with conducting business in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of our PRC subsidiaries, significant depreciation in the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas that use a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, our Company and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we or any of them received any inquiry, notice or sanction from the PRC government. As of the date of this prospectus, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since the aforementioned statements and regulatory actions are newly-published, official guidance and implementation rules relating to these statements and actions have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on a U.S. exchange. See “Risk Factors — Risks Related to Doing Business in China.”

Investing in our securities involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 4 of the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is November 19, 2021

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 26, 2021, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-256509), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on June 7, 2021. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$150,000,000 of any combination, together or separately, of our ordinary shares, no par value per share, preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in the accompanying prospectus. We are selling ordinary shares in this offering. Other than ordinary shares sold pursuant to this offering, if any, we have sold $7 million of ordinary shares under the shelf registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act, as amended (the “Exchange Act”). Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 4 of the accompanying prospectus. These risks and uncertainties include factors relating to:

●	the future financial performance of Greenland Technologies Holding Corporation (“Greenland” or the “Company”);

●	changes in the market for Zhongchai Holding (Hong Kong) Limited (“Zhongchai Holding”)’s products;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control. Accordingly, forward-looking statements should not be relied upon as representing Greenland’s views as of any subsequent date. Greenland does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions, or expectations will be achieved. As a result of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in the ordinary shares. You should pay special attention to the “Risk Factors” sections beginning on page S-9 of this prospectus supplement and on page 4 of the accompanying prospectus.

Organization

Greenland serves as the parent company of Zhongchai Holding, a holding company formed under the laws of Hong Kong on April 23, 2009. Zhongchai Holding, through its subsidiaries, develops and manufacture traditional transmission products for material handling machineries in China, as well as develop models for robotic cargo carriers, which are expected to be produced in the near future in China.

Greenland Technologies Corp. (“Greenland Tech”) was incorporated on January 14, 2020 under the laws of the State of Delaware. Greenland Tech is a wholly-owned subsidiary of the registrant. Greenland Tech conducts operations in the U.S. for the Company in order to promote sales of our robotic products for the North American market.

Greenland’s subsidiaries also include (i) Zhejiang Zhongchai Machinery Co. Ltd., an operating company formed under the laws of the PRC in 2005, (ii) Hangzhou Greenland Energy Technologies Co., Ltd., formerly known as Hangzhou Greenland Robotic Co., Ltd. prior to November 6, 2020, an operating company formed under the laws of the PRC in 2019, and (iii) Shanghai Hengyu Enterprise Management Consulting Co., Ltd., a company formed under the laws of the PRC in 2005. Zhejiang Shengte Transmission Co., Ltd. (“Shengte”), an operating company formed under the laws of the PRC in 2006, was also Greenland’s subsidiary until December 2020, when Shengte was dissolved.

Through our PRC subsidiaries, we offer transmission products, which are key components for forklift trucks used in manufacturing and logistic applications, such as factories, workshops, warehouses, fulfillment centers, shipyards and seaports. Forklifts play an important role in the logistic systems of many companies across different industries in China and globally. Generally, the industries with the largest demand for forklifts include the transportation, warehousing logistics, electrical machinery and automobile industries. Through Zhongchai Holding and other subsidiaries, we have experienced an increased demand for forklifts in the manufacturing and logistics industries in China, as our revenue increased from $42.97 million for the nine months ended September 30, 2020 to approximately $75.90 million for the nine months ended September 30, 2021. The increase was primarily due to a significant increase in our sales volume, as a result of continuously growing market demand, and our ability to boost supplies while some competitors faced challenges in handling material shortages and were unable to deliver. Based on our revenues in the nine months ended September 30, 2021 and 2020, we believe that Greenland is one of the major developers and manufacturers of transmission products for small and medium-sized forklift trucks in China.

The chart below illustrates our corporate and shareholding structure:

Initial Public Offering

On July 27, 2018, Greenland consummated its initial public offering of 4,400,000 units (the “Initial Public Offering”) at $10.00 per unit, generating gross proceeds of $44,000,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 282,000 units at a price of $10.00 per unit in a private placement to Greenland Asset Management Corporation (the “Sponsor”) and Chardan Capital Markets, LLC (“Chardan”), generating gross proceeds of $2,820,000. The company also sold to Chardan (and its designees), for $100, an option to purchase up to 240,000 units exercisable at $11.50 per unit (or an aggregate exercise price of $2,760,000) commencing on consummation of the Business Combination (as defined below). The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on July 24, 2023. On February 18, 2021, Chardan exercised its option to purchase 120,000 units. As of the date of this prospectus supplement, an option to purchase 120,000 units is outstanding.

Merger with Zhongchai Holding

On July 12, 2019, Greenland entered into a share exchange agreement (the “Share Exchange Agreement”) with Zhongchai Holding, the Sponsor in the capacity thereunder as the purchaser representative, and Cenntro Holding Limited, the sole member of Zhongchai Holding (“Zhongchai Equity Holder”), whereby Greenland agreed to acquire all of the outstanding capital stock of Zhongchai Holding through a share exchange with Zhongchai Equity Holder.

On October 24, 2019, we consummated a business combination (the “Business Combination”) whereby Zhongchai Holding became our wholly owned subsidiary, along with its subsidiaries.

Greenland was originally incorporated under the laws of British Virgin Islands on December 28, 2017 as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. As a result of the Business Combination, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) and continued the existing business operations of Zhongchai Holding as a publicly traded company under the name “Greenland Technologies Holding Corporation.”

Products

Greenland provides transmission systems and integrated powertrains for material handling machineries, particularly for electric forklift trucks. In order to expand and diversify existing product offerings, Greenland recently entered into the electric industry vehicles market by designing and developing electric industry vehicles.

Transmission products for material handling machineries

Transmission Systems.

For 15 years, Greenland, along with its subsidiaries, specialized in designing, developing, and manufacturing a wide range of transmission systems for material handling machineries, in particular forklift trucks. The range of the transmission systems covers machineries from one ton to fifteen tons. Most transmission systems contain auto transmission features. This feature allows for easy machine operations. In addition, Greenland provides transmission systems for internal combustion powered machineries as well as for electrical powered machineries. Greenland has recently experienced an increasing demand for electric powered transmission systems. These transmission systems are key components for material handling machinery assembly. To meet this increasing demand, Greenland is able to providing these transmission systems to major forklift truck original equipment manufacturers (“OEMs”) as well as certain global branded manufacturers.

Integrated Powertrain.

Through its PRC subsidiaries, Greenland designed and developed new and unique powertrains, which integrate electric motor, speed reduction gearbox, and driving axles into a combined integral module, in order to meet a growing demand for advanced electric forklift trucks. This integrated powertrain will enable the OEMs to significantly shorten design cycle, improve machinery efficiency, and simplify manufacturing process. There is a new trend that OEMs would rather use an integrated powertrain than separate electric motor, speed reduction gearbox, and driving axles, particularly in electric forklift trucks. Currently, through its PRC subsidiaries, Greenland makes two tons to three and a half-tons integrated powertrains for few electric forklift truck OEMs. Greenland is in the process of adding more integrated powertrain products for electric forklift truck OEMs with different sizes.

Electric Industrial Vehicles

There is increasing demand for electric industrial vehicles where sustainable energies are used in order to reduce air pollutions and lower carbon monoxide emissions. In December 2020, Greenland launched a new division to focus on the production and sale of electric industrial vehicles—a market that Greenland intends to develop to diversify its product offerings. Greenland’s teams have completed the first batch of GEF-series electric forklifts, a series of lithium powered forklifts with three models ranging in size from 1.8 tons to 3.5 tons, and began commercial sales of these electric forklifts in the United States market in November 2021. In addition, Greenland has completed construction of the initial GEL-1800, a 1.8 ton rated load lithium powered electric wheeled front loader, which is expected to become available for sale beginning in December 2021. These vehicles will be followed by Greenland’s GEX-8000, an all-electric 8.0 ton rated load lithium powered wheeled excavator, whose production has completed and is scheduled for arrival in the United States in January 2022. Greenland plans to establish assembly sites and experience centers in the United States in 2022 to support local sales, assembly and distribution.

Risks Related to Doing Business in China

As of the date of this prospectus, we and our subsidiaries are not required to seek permissions from Chinese authorities to approve of our operations or our issuance of securities to investors.

The United States Public Company Accounting Oversight Board (the “PCAOB”) has been able to inspect our auditor, WWC P.C., an independent registered public accounting firm with its headquarters in San Mateo, CA, with its last inspection completed in December 2017. However, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HCFA Act”) if the PCAOB determines that it cannot inspect or fully investigate our auditor and, as a result, our ordinary shares are delisted from the Nasdaq Stock Market in the future.. See “Risk Factors — Risks Related to Doing Business in China — A recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

We intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As such, we do not expect to pay any cash dividends in the foreseeable future. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions but only if we satisfy the applicable government registration and approval requirements.

Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for the previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. However, none of our PRC subsidiaries has made any dividends or distributions to our holding company or any U.S. investors as of the date of this prospectus. See “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business.”

In addition, the PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. See “Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.”

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10%, which in case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See “Risk Factors — Risks Related to Doing Business in China — Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.”

Several cash transfers have been made between the Company and its subsidiaries. The Company has transferred $900,000 in cash to Hangzhou Greenland Energy Technologies Co., Ltd., $2,000 in cash to Zhongchai Holding (HK) Limited, and $200,000 to Greenland Technologies Corporation.

Summary of Risk Factors

An investment in our ordinary shares is subject to a number of risks, including risks related to our business and industry, risks related to our corporate structure, risks related to doing business in China and risks related to our ordinary shares. You should carefully consider all of the information in this prospectus before making an investment in the ordinary shares. The following list summarizes some, but not all, of these risks. Please read the information in the section titled “Risk Factors” in this prospectus supplement for a more thorough description of these and other risks.

Risks Related to our Business and Industry

●	Our business operations are cash intensive, and our business could be adversely affected if we fail to maintain sufficient levels of liquidity and working capital;

●	We grant relatively long payment terms for accounts receivable, which can adversely affect our cash flow;

●	We face short lead-times for delivery of products to customers. Failure to meet delivery deadlines could result in the loss of customers and damage to our reputation and goodwill;

●	We face intense competition, and, if we are unable to compete effectively, we may not be able to maintain profitability;

●	Our revenues are highly dependent on a limited number of customers and the loss of any one of our major customers could materially and adversely affect our growth and revenues;

●	As we expand our operations, we may need to establish a more diverse supplier network for our raw materials. The failure to secure a more diverse supplier network could have an adverse effect on our financial condition;

●	To remain competitive, we are introducing new lines of business, including the production and sale of electric industrial vehicles. If our efforts are not successful, our results of operations may be materially and adversely affected;

●	New lines of business, including the production and sale of electric industrial vehicles, may subject us to additional risks;

●	Volatile steel prices can cause significant fluctuations in our operating results. Our revenues and operating income could decrease if steel prices increase or if we are unable to pass price increases on to our customers;

●	We are subject to various risks and uncertainties that may affect our ability to procure raw materials;

●	We may lose our competitive advantage, and our operations may suffer, if we fail to prevent the loss or misappropriation of, or disputes over, our intellectual property;

●	We have limited insurance coverage and may incur losses resulting from product liability claims, business interruptions or natural disasters;

●	Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties;

●	If labor costs in the PRC increase substantially, our business and costs of operations may be adversely affected;

●	The ongoing COVID-19 pandemic could adversely affect our business, results of operations and financial condition;

●	Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees needed to support our business;

●	Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted; and

●	We do not maintain “key person” insurance, and as a result, we may incur losses if any of our directors, executive officers, senior manager or other key employees chooses to terminate his or her services with us.

Risks Related to Doing Business in China

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations;

●	Uncertainties with respect to the PRC legal system could adversely affect us;

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. If the Chinese government significantly regulates the business operations of our PRC subsidiaries in the future and our PRC subsidiaries are not able to substantially comply with such regulations, our business operations may be materially adversely affected and the value of our ordinary shares may significantly decrease;

●	You may have difficulty enforcing judgments against us;

●	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Any classification as such will likely result in unfavorable tax consequences to us and our non-PRC shareholders;

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from our future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries;

●	We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business;

●	We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations and certain other PRC regulations; and

●	A recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB.

Risks Related to Our Ordinary Shares

●	Future sales of our ordinary shares, whether by us or our shareholders, could cause the price of our ordinary shares to decline;

●	We do not know whether a market for the ordinary shares will be sustained or what the trading price of the ordinary shares will be and as a result it may be difficult for you to sell your ordinary shares;

●	Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares;

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our ordinary shares for a return on your investment;

●	Techniques employed by short sellers may drive down the market price of our ordinary shares; and

●	As a company incorporated in the British Virgin Islands with limited liability, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

Corporate Information

We are a British Virgin Islands company limited by shares, and our corporate headquarters are located at 50 Millstone Road, Building 400 Suite 130, East Windsor, NJ, United States 08512. Our telephone number is 1 (888) 827-4832. Our registered office in the British Virgin Islands is located at Craigmuir Chambers, Road Town, Tortola, VG 1110 British Virgin Islands. We maintain a corporate website at http://www.gtecrobotic.com/#/home. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GTEC.”

The Offering

Ordinary shares offered by us pursuant to this prospectus supplement	Ordinary shares with an aggregate offering price of up to $7.72 million.

Total ordinary shares outstanding before this offering	11,329,530

Total ordinary shares outstanding immediately after this offering	Up to 12,110,104 ordinary shares, assuming the sale of 780,574 ordinary shares at an assumed selling price of $9.89 per share, which was the closing price for our ordinary shares on the Nasdaq Capital Market on November 19, 2021. The actual number of ordinary shares outstanding will vary depending on the price at which the ordinary shares may be sold from time to time during this offering.

Manner of Offering	“At-the-market offering” that may be made from time to time by our Sales Agreement. See “Plan of Distribution” on page S-29 of this prospectus supplement for more information.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-28 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 4 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our ordinary shares are listed on Nasdaq under the symbol “GTEC.”

Unless otherwise indicated, the number of shares outstanding prior to and after this offering is based on 11,329,530 ordinary shares issued and outstanding as of November 19, 2021. The number of outstanding shares does not include:

i.	2,352,656 ordinary shares underlying the 4,705,312 warrants outstanding as of November 19, 2021; and

ii.	192,000 shares reserved under the unit purchase options granted to Chardan (including 120,000 ordinary shares included in the units, 60,000 ordinary shares underlying the 250,000 warrants included in the units, and 12,000 ordinary shares underlying the 120,000 rights included in the units).

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors in the accompanying prospectus. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to our Business and Industry

Our business operations are cash intensive, and our business could be adversely affected if we fail to maintain sufficient levels of liquidity and working capital.

As of September 30, 2021, we had approximately $9.0 million of cash and cash equivalents. Historically, we have spent a significant amount of cash on our operational activities, principally to procure raw materials for our products. Our short-term loans are from Chinese banks and are generally secured by a portion of our fixed assets, land use right and/or guarantees by related parties. Certain of these loans are secured against a portion of the shares of our PRC subsidiaries. The term of a majority of such loans is one year. Historically, we rolled over such loans on an annual basis. However, we may not have sufficient funds available to pay all of our borrowings upon maturity in the future. Failure to roll over our short-term borrowings at maturity or to service our debt could result in a transfer of the ownership of a portion of the shares of our PRC subsidiaries to secured lenders, the imposition of penalties, including increases in interest rates, legal actions against us by our creditors, and even insolvency.

Although we have been able to maintain adequate working capital primarily through cash from operations and short-term and long-term borrowings, any failure by our customers to settle outstanding accounts receivable, or our inability to borrow sufficient capital from local banks, in the future could materially and adversely affect our cash flow, financial condition and results of operations.

We grant relatively long payment terms for accounts receivable which can adversely affect our cash flow.

As is customary in China, for competitive reasons, we grant relatively long payment terms to most of our customers. The reserves we establish for our receivables may not be adequate based on the current bad debts. We are subject to the risk that we may be unable to collect accounts receivable in a timely manner. If the accounts receivable cannot be collected in time, or at all, a significant amount of bad debt expense will occur, and our business, financial condition and results of operation will likely be materially and adversely affected.

We face short lead-times for delivery of products to customers. Failure to meet delivery deadlines could result in the loss of customers and damage to our reputation and goodwill.

Most of our customers are large manufacturers, who generally place large orders for our products and require prompt delivery. Our product sale agreements typically contain short lead-times for the delivery of products and tight production and manufacturer supply schedules that can reduce our profit margins on the products procured from our suppliers. Our suppliers may lack sufficient capacity at any given time to meet all of our customers’ demands if orders exceed their production capacity. We strive for rapid response to customer demand, which can lead to reduced purchasing efficiency, increased procurement costs and low profit margins. If we are unable to meet the customer demands, we may lose customers. Moreover, failure to meet customer demands may damage our reputation and goodwill.

We face intense competition, and, if we are unable to compete effectively, we may not be able to maintain profitability.

We compete with many other companies located in the PRC and internationally that manufacture similar products. Many of our competitors are larger companies with greater financial resources. Intense competition in a challenging economic environment in the PRC has, in the past, put pressure on our margins and may adversely affect our future financial performance. Moreover, intense competition may result in potential or actual litigation between us and our competitors relating to such activities as competitive sales practices, relationships with key suppliers and customers or other matters.

It is likely that our competitors will seek to develop similar competing products in the near future. Some of our competitors may have more resources than we do, operate in greater scale, be more capitalized than we are, have access to cheaper raw materials than we do, or offer products at a more competitive price. There can be no assurance that our initial competitive advantage will be retained and that one or more competitors will not develop products that are equal or superior in quality and are better priced than our products. If we are unable to compete effectively, our results of operations and financial position may be materially and adversely affected.

Our revenues are highly dependent on a limited number of customers and the loss of any one of our major customers could materially and adversely affect our growth and revenues.

During the years ended December 31, 2019 and 2020 and the nine months ended September 30, 2021, our five largest customers contributed 43.6%, 55.4% and 48.1% of our revenues, respectively. As a result of our reliance on a limited number of customers, we may face pricing and other competitive pressures, which may have a material adverse effect on our profits and our revenues. The volume of products sold for specific customers varies from year to year, especially since we are not the exclusive provider for any customers. In addition, there are a number of factors that could cause the loss of a customer or a substantial reduction in the products that we provide to any customer that may not be predictable. For example, our customers may decide to reduce spending on our products or a customer may no longer need our products following the completion of a project. The loss of any one of our major customers, a decrease in the volume of sales to our customers or a decrease in the price at which we sell our products to customers could materially adversely affected our profits and revenues.

In addition, this customer concentration may subject us to perceived or actual leverage that our customers may have in negotiations, given their relative size and importance to us. If our customers seek to negotiate their agreements on terms less favorable to us and we accept such terms, such unfavorable terms may have a material adverse effect on our business, financial condition and results of operations. Accordingly, unless and until we diversify and expand our customer base, our future success will significantly depend upon the timing and volume of business from our largest customers and the financial and operational success of these customers.

As we expand our operations, we may need to establish a more diverse supplier network for our raw materials. The failure to secure a more diverse supplier network could have an adverse effect on our financial condition.

In the event that we need to diversify our supplier network, we may not be able to procure a sufficient supply of raw materials at a competitive price, which could have an adverse effect on our results of operations, financial condition and cash flows. Furthermore, despite our efforts to control our supply of raw materials and maintain good relationships with our existing suppliers, we could lose one or more of our existing suppliers at any time. The loss of one or more key suppliers could increase our reliance on higher cost or lower quality supplies, which could negative affect our profitability. Any interruptions to, or decline in, the amount or quality of our raw materials supply could materially disrupt our production and adversely affect our business, financial condition and financial prospects.

To remain competitive, we are introducing new lines of business, including the production and sale of electric industrial vehicles. If our efforts are not successful, our results of operations may be materially and adversely affected.

Prior to December 2020, through Zhongchai Holding and its PRC subsidiaries, our products mainly included transmission systems and integrated powertrains for material handling machineries, particularly for electric forklift trucks. In December 2020, we launched a new division to focus on the electric industrial vehicles market. We have set up an assembly facility on the east coast of the United States for final assembly of our newly developed electric vehicles. As of the date of this prospectus, we have completed full beta versions of the 1.8 tons electric loader vehicle (GEL1800), our first electric industry vehicle product, and our GEX-8000 electric excavator. We expect to start deliveries of GEL 1800 and GEX-8000 electric excavator in the fourth quarter of 2021. Other models, such as electric loader vehicles with loading capacity of one and a half tons or five tons are currently under development. In July 2021, we also launched an innovative new GEF-series lithium powered electric vehicle forklift truck, one of the industry’s first electric vehicle forklift trucks to use lithium power.

There are risks in connection with this new line of business. We may experience difficulties in the development and launch of our electric industrial vehicles, and our products may not be well-accepted by the market. As we have limited experience in the electric industrial vehicle business, our efforts in developing such business may not succeed and we may not be able to generate sufficient revenue to cover our investment and become profitable. During such process, our results of operations and financial conditions may not be improved in a timely manner, or at all. We cannot assure you that we will successfully transition our business focus and it is possible that we remain in such transition period for a certain period of time. During such period, our revenue may be very limited and we may continue to experience material and adverse effect to our results of operations, financial condition and business prospects.

New lines of business, including the production and sale of electric industrial vehicles, may subject us to additional risks.

From time to time, we may implement new lines of business or offer new products within our existing lines of business. Currently, we plan to offer additional models of electric industrial vehicles. As such, we face significant challenges, uncertainties and risks, including, among others, with respect to our ability to:

●	build a well-recognized and respected brand;

●	establish and expand our customer base;

●	improve and maintain our operational efficiency for new lines of business;

●	maintain a reliable, secure, high-performance and scalable technology infrastructure for our new lines of business;

●	anticipate and adapt to changing market conditions, including technological development and changes in competitive landscape;

●	navigate an evolving and complex regulatory environment, such as licensing and compliance requirements; and

●	manage the resources and attention of management between our current core business and new lines of business.

Moreover, there can be no assurance that the introduction and development of new lines of business or new products and services would not encounter significant difficulties or delay or would achieve the profitability as we expect. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, results of operations and prospects. For example, we may experience difficulties in developing and launching additional models of our electric industrial vehicles, or may not be able to develop them at reasonable costs. Due to our limited experience with electric industrial vehicles, we also face challenges and uncertainties relating to the possibility of success of our new business.

As we enter into new business sectors, we are also subject to competition from such industry. There can be no assurance that we will be able to compete effectively with respect to our new businesses. If we fail to establish our strengths or maintain our competitiveness in those industries, our business prospects, results of operations and financial condition may be materially and adversely affected.

Volatile steel prices can cause significant fluctuations in our operating results. Our revenues and operating income could decrease if steel prices increase or if we are unable to pass price increases on to our customers.

Our principal raw materials are processed metal parts and components which are made of carburizing steel. The steel industry as a whole is cyclical and, at times, pricing and availability of steel can be volatile due to numerous factors beyond our control, including general domestic and international economic conditions, labor costs, sales levels, competition, levels of inventory, consolidation of steel producers, higher raw material costs for steel producers, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials.

Our suppliers, like many other processed metal parts and components manufacturers, maintain substantial inventories of steel to accommodate the short lead times and just-in-time delivery requirements of customers. Accordingly, they purchase steel in an effort to maintain their inventory at levels that they believe to be appropriate to satisfy the anticipated needs of customers based upon historic buying practices, supply agreements with customers and market conditions. When steel prices increase, competitive conditions will influence how much of the price increase suppliers would pass on to us and how much we can pass on to our customers. To the extent we are unable to pass on future price increases in raw materials to our customers, the revenues and profitability of our business could be adversely affected.

We are subject to various risks and uncertainties that might affect our ability to procure raw materials.

Our performance depends upon our ability to procure low cost, high quality raw materials on a timely basis from our suppliers. Our suppliers are subject to certain risks, including the availability of raw materials, labor disputes, inclement weather, natural disasters, and general economic and political conditions, which might limit the ability of our suppliers to provide low cost, high quality merchandise on a timely basis. Furthermore, for these or other reasons, one or more of our suppliers might not adhere to our quality control standards, and we might not identify the deficiency. Our suppliers’ failure to supply quality materials at a reasonable cost on a timely basis could reduce our net sales or profits, damage our reputation and have an adverse effect on our financial condition.

We may lose our competitive advantage, and our operations may suffer, if we fail to prevent the loss or misappropriation of, or disputes over, our intellectual property.

We rely on a combination of patents, trademarks, trade secrets and confidentiality agreements to protect our intellectual property rights. While we are not currently aware of any infringement on our intellectual property rights, our ability to compete successfully and to achieve future revenue growth will depend, in significant part, on our ability to protect our proprietary technology. Despite many laws and regulations promulgated, as well as other efforts made, by China over the past several years in an attempt to protect intellectual property rights, intellectual property rights are not as certain in China as they would be in many Western countries, including the United States. Furthermore, enforcement of such laws and regulations in China has not been fully developed. Neither the administrative agencies nor the court systems in China are as equipped as their counterparts in developed countries to deal with violations or handle the nuances and complexities between compliant technological innovation and non-compliant infringement.

Our transmission technology is protected through a combination of patents, trade secrets, confidentiality agreements and other methods. However, our competitors may independently develop similar proprietary methodologies or duplicate our products, or develop alternatives, which could have a material adverse effect on our business, results of operations and financial condition. The misappropriation or duplication of our intellectual property could disrupt our ongoing business, distract our management and employees, reduce our revenues and increase our expenses. We may need to litigate to enforce our intellectual property rights. Any such litigation could be time consuming and costly and the outcome of any such litigation cannot be guaranteed.

We have limited insurance coverage for our operations in China and may incur losses resulting from product liability claims, business interruption or natural disasters.

Greenland Technologies Corporation, our subsidiary in the U.S., maintains commercial general liability insurance for its business operations. However, we have limited insurance coverage for our operations in China, and we are therefore exposed to risks associated with product liability claims against our PRC subsidiaries in the event that the use of our products results in property damage or personal injury. Since our transmission products are ultimately incorporated into forklifts, it is possible that users of forklifts or people installing our products could be injured or killed, whether as a result of defects, improper installation or other causes. We are unable to predict whether product liability claims will be brought against us in the future or to predict the impact of any resulting adverse publicity on our business. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments. We do not carry product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against us.

In addition, we do not currently, and may not in the future, maintain insurance coverage for business interruption. As such, we may suffer losses that result from interruptions in our operations as a result of inability to operate or failures of equipment and infrastructure at our facilities. We also do not currently maintain catastrophe insurance. Any natural disaster could result in substantial losses and diversion of our resources and materially and adversely affect our business, financial condition and results of operations.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws to participate in various government sponsored employee benefit plans, including social security insurance, housing funds and other welfare-oriented payments, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. We have not made adequate employee benefit payments to the social security insurance and the housing fund. As a result, we may be required to make up the contributions for these plans within a stipulated period of time. In addition, we may be required to pay late fees equal to 0.05% of the shortage of the contributions to the social security fund for each day we fail to make up the contributions and may be imposed fines up to three times of such shortage if we fail to make up the difference within the time frame prescribed by relevant government authorities. The maximum amount of such penalties that we anticipate could be imposed on us with respect such employee benefits payments is approximately US$200,000. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected. As of the date of this prospectus, we have not been ordered to pay outstanding contributions or related penalties.

If labor costs in the PRC increase substantially, our business and costs of operations may be adversely affected.

In recent years, the Chinese economy has experienced inflation and labor cost increases. Average wages are projected to continue to increase. Further, under PRC law we are required to pay various statutory employee benefits, including pensions, housing funds, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of its employees. The relevant government agencies may examine whether we have made adequate payments to the statutory employee benefits, and if we fail to make adequate payments, we may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase based on past trends. If we are unable to control our labor costs or pass such increased labor costs on to our customers, our financial condition and results of operations may be adversely affected.

We are subject to risks related to a substantial balance due from a related party.

As of September 30, 2021, we were owed $39.0 million from Cenntro Holding Limited, our controlling shareholder, and such amount is recorded as “due from related parties” on our balance sheet. We expect the amount due from Cenntro Holding Limited to be paid back on April 27, 2022, as mutually agreed by the Company and Cenntro Holding Limited, for an extension of repayment from the end of October 2020 in accordance with the original maturity date. However, there is no guarantee that such amount will be repaid in whole or in part before the end of April 2022, if at all. Such failure to pay back by Cenntro Holding Limited could have a material negative impact on our balance sheet.

The ongoing COVID-19 pandemic could adversely affect our business, results of operations and financial condition.

The ongoing COVID-19 pandemic has continued to spread across the world and has created unique global and industry-wide challenges. COVID-19 has resulted in quarantines, travel restrictions, and the temporary closure of offices and facilities in China and many other countries. New COVID-19 variants have also emerged, potentially extending the period during which COVID-19 will negatively impact the global economy.

Our revenue growth was negatively impacted by the COVID-19 in the first half of 2020. From February 3, 2020 to the end of February 2020, we closed all of our operating offices in Zhejiang Province, including manufactory, in response to the emergency measures imposed by the local government. The pandemic also significantly limited our suppliers’ ability to provide low-cost, high-quality merchandise to us on a timely basis. Since late March 2020, our business operations have gradually recovered from the negative impacts due to the lockdown, and our backlogged orders were mostly processed during the remainder of fiscal year 2020 and also the first quarter of fiscal year 2021.

However, the potential downturn brought by and the duration of the COVID-19 pandemic may be difficult to assess or predict, and any associated negative impact on us will depend on many factors beyond our control. The extent to which the COVID-19 pandemic impacts our long-term results remains uncertain, and we are closely monitoring its impact on us. Our business, results of operations, financial conditions and prospects could be adversely affected directly, as well as indirectly to the extent that the ongoing COVID-19 pandemic harms the Chinese and global economy in general. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also heighten many of the other risks described in this ’‘Risk Factors’’ section.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees needed to support our business.

As we continue to experience growth, our future success depends on our continued ability to attract, develop, motivate and retain highly qualified and skilled employees, including engineers, financial personnel and marketing professionals. Competition for highly skilled engineering, sales, technical and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve customers could diminish, resulting in a material adverse effect on our business.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continuing services of our senior management. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into a non-competition agreement with Mr. Zuguang Wang, our controlling shareholder and chairman of the board of directors, there is no assurance that Mr. Wang or any member of our management team will not join our competitors or form a competing business. If any dispute arises between us and Mr. Wang, we may have to incur substantial costs and expenses in order to enforce such non-competition agreement in China or we may be unable to enforce it at all.

We do not maintain “key person” insurance, and as a result, we may incur losses if any of our directors, executive officers, senior manager or other key employees chooses to terminate his or her services with us.

We do not have “key person” insurance for our directors, executive officers, senior management or other key employees. If any of our key employees terminate his or her services or otherwise becomes unable to provide continuous services to us, our business, financial condition and results of operations may be materially and adversely affected and we may incur additional expenses to recruit, train and retain qualified personnel. If any of our executive officers or key employees joins a competitor or forms a competing company, we may lose customers, operational know-how and key professionals and staff members.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

A substantial majority of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The PRC economy differs from the economies of most developed countries in many respects, including with regard to the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies.

The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the PRC government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

In addition, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership in our industry. We are also subject to the risks and uncertainties about any future actions of the PRC government. If any future actions of the PRC government result in a material change in our operations, the value of our ordinary shares may depreciate significantly or become worthless.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities. If the Chinese government significantly regulates the business operations of our PRC subsidiaries in the future and our PRC subsidiaries are not able to substantially comply with such regulations, the business operations of our PRC subsidiaries may be materially and adversely affected and the value of our ordinary shares may significantly decrease.

The PRC government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership, including steel sector where we have been doing our business. Any government decisions or actions to change the way steel production is regulated, or any decisions the government might make to cut spending, could adversely impact our business and results of operations. In addition, the ability of our PRC subsidiaries to operate in China may be harmed by changes in PRC laws and regulations, including those relating to taxation, environmental conditions, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations with little advance notice that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Our PRC subsidiaries may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In the event that our PRC subsidiaries are not able to substantially comply with any existing or newly adopted laws and regulations, our business operations may be materially adversely affected and the value of our ordinary shares may significantly decrease.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence the operations of our PRC operating entities at any time, which may be beyond our control. Therefore, any such action may adversely affect the operations of our PRC subsidiaries and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities or cause the value of such securities to be completely worthless.

We may be liable for improper use or appropriation of personal information provided by our customers and any failure to comply with PRC laws and regulations over data security could result in materially adverse impact on our business, results of operations, and our continued listing on Nasdaq.

Our business involves collecting and retaining certain internal and customer data. We also maintain information about various aspects of our operations. The integrity and protection of customer and company data is critical to our business. Our customers expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained in performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, the Ministry of Industry and Information Technology, and the Ministry of Public Security, have been increasingly focused on regulation in data security and data protection.

The PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In July 2021, the Cyberspace Administration of China and other related authorities released the draft amendment to the Cybersecurity Review Measures for public comments through July 25, 2021. The draft amendment proposes the following key changes:

●	companies who are engaged in data processing are also subject to the regulatory scope;

●	the China Securities Regulatory Commission (the “CSRC”) is included as one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review working mechanism;

●	the operators (including both operators of critical information infrastructure and relevant parties who are engaged in data processing) holding more than one million users/users’ (which to be further specified) individual information and seeking a listing outside China shall file for cybersecurity review with the Cybersecurity Review Office; and

●	the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process.

Currently, the draft amendment has been released for public comment only, and its implementation provisions and anticipated adoption or effective date remains substantially uncertain and may be subject to change. If the draft amendment is adopted into law in the future, we may become subject to enhanced cybersecurity review. Certain internet platforms in China have reportedly become subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus, we have not been included within the definition of “operator of critical information infrastructure” by competent authority, nor have we been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review in the future.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, we may not be able to satisfactorily complete to this offering. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

As of the date of this prospectus, we do not expect that the current PRC laws on cybersecurity or data security would have a material adverse impact on our business operations. However, as the scope of regulation of the PRC Data Security Law is broad and includes the collection, storage, use, processing, transmission, availability and disclosure of data, among others, and uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will comply with such regulations in all respects and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. Any directly liable person within our Company may become subject to fines. We may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

A severe or prolonged downturn in the PRC or global economy could materially and adversely affect our business and our financial condition.

The global macroeconomic environment is facing challenges. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa and over the conflicts involving Ukraine, Syria and North Korea. There have also been concerns on the relationship among China and other Asian countries, which may result in, or intensify potential conflicts in relation to, territorial disputes, and the trade disputes between China and other countries. It is unclear whether these challenges and uncertainties will be contained or resolved, and what effects they may have on the global political and economic conditions in the long term.

Economic conditions in China are sensitive to global economic conditions, changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. While the economy in China has grown significantly over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing in recent years. Although growth of China’s economy remained relatively stable, there is a possibility that China’s economic growth may materially decline in the near future. Any severe or prolonged slowdown in the global or PRC economy may materially and adversely affect our business, results of operations and financial condition.

You may have difficulty enforcing judgments against us.

A significant portion of our assets are located, and a substantial amount of our operations are conducted, in the PRC. In addition, many of our directors and officers are nationals and residents of the PRC and a substantial portion of their assets are located outside the United States. As a result, it may be difficult to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts because China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security, or the public interest.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Any classification as such will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the Enterprise Income Tax Law (“the “EIT Law”), an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise”, meaning that it can be subject to an enterprise income tax, or EIT, rate of 25.0% on its global income. In April 2009, the State Administration of Taxation (the “SAT”) promulgated a circular, known as Circular 82, and partially amended by Circular 9 promulgated in January 2014, to clarify the certain criteria for the determination of the “de facto management bodies” for foreign enterprises controlled by PRC enterprises or PRC enterprise groups. Under Circular 82, a foreign enterprise is considered a PRC resident enterprise if all of the following apply: (1) the senior management and core management departments in charge of daily operations are located mainly within China; (2) decisions relating to the enterprise’s financial and human resource matters are made or subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders’ meeting minutes are located or maintained in China; and (4) 50.0% or more of voting board members or senior executives of the enterprise habitually reside in China. Further to Circular 82, the SAT issued a bulletin, known as Bulletin 45, effective in September 2011 and amended on June 1, 2015 and October 1, 2016, to provide more guidance on the implementation of Circular 82 and clarify the reporting and filing obligations of such “Chinese controlled offshore incorporated resident enterprises.” Bulletin 45 provides for, among other matters, procedures for the determination of resident status and administration of post-determination matters. Although Circular 82 and Bulletin 45 explicitly provide that the above standards apply to enterprises that are registered outside China and controlled by PRC enterprises or PRC enterprise groups, Circular 82 may reflect the SAT’s criteria for determining the tax residence of foreign enterprises in general.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to the clause 26 of the EIT Law. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our ordinary shares, or the gain our non-PRC shareholders may realize from the transfer of our ordinary shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, should there be a determination in the future to pay dividends, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their ordinary shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from our future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries or finance our operating entity by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC subsidiaries, are subject to PRC regulations. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with State Administration of Foreign Exchange, or SAFE, or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, are subject to the requirement of making necessary filings in Foreign Investment Comprehensive Management Information System, and registration with other government authorities in China. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business.

As a holding company, we conduct a substantial amount of our business through our subsidiaries in China. We may rely on dividends paid by these PRC subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in China is subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. In accordance with the Article 166, 168 of the Company Law of the PRC (Amended in 2018), each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the aggregate amount of such reserves reaches 50% of its respective registered capital. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital. The statutory common reserve fund of a company may only be used to cover the losses of the company, expand the business and production of the company or be converted into additional capital. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to us in the form of dividends. In addition, if any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict such subsidiary’s ability to pay dividends or make other distributions to us. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of our ordinary shares.

Under the EIT Law and its implementation rules, subject to any applicable tax treaty or similar arrangement between the PRC and your jurisdiction of residence that provides for a different income tax arrangement, PRC withholding tax at the rate of 10.0% is normally applicable to dividends from PRC sources payable to investors that are non-PRC resident enterprises, which do not have an establishment or place of business in China, or which have such establishment or place of business if the relevant income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of shares by such investors is subject to 10.0% PRC income tax if such gain is regarded as income derived from sources within China unless a treaty or similar arrangement otherwise provides. Under the Individual Income Tax Law of the PRC and its implementation rules, dividends from sources within China paid to foreign individual investors who are not PRC residents are generally subject to a PRC withholding tax at a rate of 20% and gains from PRC sources realized by such investors on the transfer of shares are generally subject to 20% PRC income tax, in each case, subject to any reduction or exemption set forth in applicable tax treaties and PRC laws.

There is a risk that we will be treated by the PRC tax authorities as a PRC tax resident enterprise. In that case, any dividends we pay to our shareholders may be regarded as income derived from sources within China and we may be required to withhold a 10.0% PRC withholding tax for the dividends we pay to our investors who are non-PRC corporate shareholders, or a 20.0% withholding tax for the dividends we pay to our investors who are non-PRC individual shareholders, including the holders of our Shares. In addition, our non-PRC shareholders may be subject to PRC tax on gains realized on the sale or other disposition of our ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their tax residence and China in the event that we are considered as a PRC resident enterprise. If PRC income tax is imposed on gains realized through the transfer of our ordinary shares or on dividends paid to our non-resident investors, should there be a determination in the future to pay dividends, the value of your investment in our ordinary shares may be materially and adversely affected. Furthermore, our shareholders whose jurisdictions of residence have tax treaties or arrangements with China may not qualify for benefits under such tax treaties or arrangements.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations and certain other PRC regulations.

On August 8, 2006, six PRC regulatory authorities, including Ministry of Commerce (the “MOFCOM”), the State Assets Supervision and Administration Commission, the SAT, the Administration for Industry and Commerce (the “SAIC”), the CSRC and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and was amended in June 2009. The M&A Rules, governing the approval process by which a PRC company may participate in an acquisition of assets or equity interests by foreign investors, requires the PRC parties to make a series of applications and supplemental applications to the government agencies, depending on the structure of the transaction. In some instances, the application process may require presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Accordingly, due to the M&A Rules, our ability to engage in business combination transactions has become significantly more complicated, time-consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protective of their interests in a transaction.

The M&A Rules allow PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and other relevant government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The M&A Rules also prohibit a transaction at an acquisition price obviously lower than the appraised value of the business or assets in China and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. In addition, the M&A Rules also limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on legal and/or financial terms that satisfy our investors and protect our shareholders’ economic interests.

Fluctuations in exchange rates could have a material adverse impact on our results of operations and the value of your investment.

The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China. The Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies, among other things. We cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Significant fluctuation of the Renminbi may have a material adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any material hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive a significant portion of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. If such approval is withheld or the PRC government imposes other restrictions on the convertibility of Renminbi into foreign currencies, we may not be able to utilize our revenues effectively, and as a result, our business and results of operations may be materially adversely affected, and the value of our ordinary shares may decrease.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct an investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China.

A recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the HCFA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets, including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the Senate passed the HCFA Act, requiring a foreign company to certify that it is not owned or manipulated by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect a company’s auditors for three consecutive years, the company’s securities are prohibited from trading on a national exchange.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the HCFA Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under such process that will be implemented by the SEC.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

On September 22, 2021, the PCAOB adopted rules to create a framework for the PCAOB to use when determining, as contemplated under the HFCA ACT, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

The PCAOB has been able to inspect our auditor, WWC P.C., an independent registered public accounting firm with its headquarters in San Mateo, CA, with its last inspection completed in December 2017. However, if the PCAOB is unable to inspect our accounting firm anytime in the future, the HFCA Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within three years, may result in the delisting of our ordinary shares from the Nasdaq Stock Market in the future.

The recent developments would add uncertainties to our offering and may result in prohibitions on the trading of our ordinary shares on the Nasdaq Stock Market, if our auditors fail to meet the PCAOB inspection requirement in time.

We plan to empower our audit committee to take the PCAOB’s lack of inspection, as applicable, into account in connection with the oversight of our independent registered public accounting firm’s audit procedures and establish relevant internal quality control procedures. However, we cannot assure you that our audit committee’s oversight would be effective. In addition, the SEC may initiate proceedings against our independent registered public accounting firm, whether in connection with an audit of our Company or other China-based companies, which could result in the imposition of penalties against our independent registered public accounting firm, such as suspension of its ability to practice before the SEC. All of these could cause our shareholders and investors to lose confidence in our reported financial information and procedures and the quality of our financial statements, which may have a material effect on our business.

Risks Related to this Offering and our Ordinary Shares

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our ordinary shares, whether by us or our shareholders, could cause the price of our ordinary shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding warrants could further dilute the holdings of our then existing shareholders.

We do not know whether a market for the ordinary shares will be sustained or what the trading price of the ordinary shares will be and as a result it may be difficult for you to sell your ordinary shares.

Although our ordinary shares trade on Nasdaq, an active trading market for the ordinary shares may not be sustained. It may be difficult for you to sell your ordinary shares without depressing the market price for the ordinary shares. As a result of these and other factors, you may not be able to sell your ordinary shares. Further, an inactive market may also impair our ability to raise capital by selling ordinary shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares as consideration.

Our ordinary shares offered by this prospectus supplement will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after we deliver a sales notice will fluctuate based on the market price of the ordinary shares during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of shares, if any, that will ultimately be issued.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, the price of our ordinary shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ordinary shares to decline.

You will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that purchaser of ordinary shares in this offering will experience an immediate dilution relative to net tangible book value per ordinary share. Our net tangible book value on September 30, 2021 was US$62.5 million, or US$5.48 per ordinary share. After giving effect to the sale of our ordinary shares of up to US$7.72 million in this offering at an assumed offering price of US$9.89 per ordinary share, the closing price of our ordinary shares on the Nasdaq Capital Market on November 19, 2021, and after deducting the sales agent commissions and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of September 30, 2021 would have been US$69.7 million, or US$5.73 per ordinary share. This represents an immediate increase in net tangible book value of US$0.25 per ordinary share to our existing shareholders and an immediate decrease in net tangible book value of US$0.25 per ordinary share to the investor participating in this offering.

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell our ordinary shares or other securities in any other offering or other transactions at a price per ordinary share that is equal to or greater than the price per ordinary share paid by the investor in this offering. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering. If we do issue any such additional ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our ordinary shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of British Virgin Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under British Virgin Islands law, a British Virgin Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Other public companies listed in the United States that have substantial operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ordinary shares could be greatly reduced or rendered worthless.

As a company incorporated in the British Virgin Islands with limited liability, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As a company incorporated in the British Virgin Islands with limited liability that is listed on the Nasdaq, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. For instance, we are not required to:

●	have a majority of the board to be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee or nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions for non-management directors; and

●	have annual meetings and director elections.

Currently, we do not intend to rely on home country practice with respect to our corporate governance. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

DILUTION

Our net tangible book value on September 30, 2021 was US$62.5 million, or US$5.48 per ordinary share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of up to US$7.72 million of our ordinary shares in this offering at an assumed offering price of US$9.89 per ordinary share, the closing price of our ordinary shares on the Nasdaq Capital Market on November 19, 2021, and after deducting the sales agent commissions and estimated offering expenses and fees payable by us in connection with this offering, our as adjusted net tangible book value as of September 30, 2021 would have been US$69.7 million, or US$5.73 per ordinary share. This represents an immediate increase in net tangible book value of US$02.5 per ordinary share to our existing shareholders and an immediate decrease in net tangible book value of US$0.25 per ordinary share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per ordinary share to shareholders after the issuance of the ordinary shares in this offering:

Assumed public offering price per ordinary share	US$	9.89
Net tangible book value per ordinary share as of September 30, 2021	US$	5.48
Increase per ordinary share attributable to existing investors under this prospectus supplement	US$	0.25
As Adjusted net tangible book value per ordinary share after this offering	US$	5.73
Decrease per ordinary share attributable to new investors	US$	(0.25)

The foregoing table and discussion is based on 11,329,530 ordinary shares outstanding as of September 30, 2021. The foregoing table excludes:

i.	2,352,656 ordinary shares underlying the 4,705,312 warrants outstanding as of September 30, 2021; and

ii.	192,000 shares reserved under the unit purchase options granted to Chardan (including 120,000 ordinary shares included in the units, 60,000 ordinary shares underlying the 250,000 warrants included in the units, and 12,000 ordinary shares underlying the 120,000 rights included in the units).

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options over our ordinary shares. To the extent that outstanding options are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, to the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our investors.

USE OF PROCEEDS

We may issue and sell ordinary shares with aggregate sales proceeds of up to $7.72 million from time to time pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Wainwright as a source of financing.

We intend to use the net proceeds from this offering, if any, for working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering a number of our ordinary shares for an aggregate value up to $7.72 million pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares are described under the caption “Description of Securities” beginning on page 7 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated as of November 19, 2021, with Wainwright, under which we may offer and sell our ordinary shares from time to time through the Sales Agent, acting as our agent. Sales of ordinary shares, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of ordinary shares into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The Sales Agent will offer our ordinary shares subject to the terms and conditions of the Sales Agreement. We will designate the number of shares that we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us. The Sales Agent or we may suspend the offering of our ordinary shares being made through the Sales Agent under the Sales Agreement upon proper notice to the other party.

Under the terms of the Sales Agreement, we may also sell our ordinary shares to the Sales Agent, as principal for its own account, at a price negotiated at the time of sale. If we sell shares in this manner, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The Sales Agent will receive commissions for its services in acting as agent in sales of our ordinary shares of 3% of the gross proceeds of any ordinary shares sold under the Sales Agreement. The foregoing rate of compensation shall not apply when the Sales Agent acts as principal. We have agreed to reimburse the Sales Agent for its reasonable out-of-pocket expenses, including attorneys’ fees, in an amount not to exceed $50,000, which amount is included in the estimated total expenses for this offering. We estimate that the total expenses for this offering, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $115,000.

Settlement for sales of ordinary shares will occur on the second business day following the date on which any sales are made, or on another date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the ordinary shares on our behalf, the Sales Agent may be deemed to be an underwriter within the meaning of the Securities Act, and the Sales Agent’s compensation may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

This offering will terminate upon the earlier of (i) the issuance and sale of all ordinary shares covered by this prospectus supplement and (ii) the termination of the Sales Agreement as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GTEC.”

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Ogier. Hunter Taubman Fischer & Li LLC may rely upon Ogier with respect to matters governed by British Virgin Islands law. Certain legal matters in connection with this offering will be passed upon for the Sales Agent by Katten Muchin Rosenman LLP.

EXPERTS

The financial statements incorporated by reference in this prospectus as of and for the fiscal year ended December 31, 2020 and 2019 have been audited by WWC, P.C., an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

INCORPORATION OF DOCUMENTS BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

●	Our Quarterly Reports on Form 10-Q filed with the SEC for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, filed with the SEC on May 12, 2021, August 11, 2021, and November 12, 2021, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on March 31, 2021, May 12, 2021, June 30, 2021 and August 11, 2021;

●	The description of our securities contained in our Registration Statement on Form S-1 filed with the SEC on June 29, 2018, including any subsequent amendments or reports filed for the purpose of updating such description, including without limitation the section entitled “Description of Securities” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 26, 2019; and

●	Our definitive proxy statement on Schedule 14A (File No. 001-138605) filed with the SEC on December 1, 2020.

These reports contain important information about us, our financial condition and our results of operations.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the ordinary shares made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request orally or in writing, and we will provide you with, a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Greenland Technologies Holding Corporation

50 Millstone Road, Building 400 Suite 130

East Windsor, NJ 08512

United States

Attention: Raymond Wang

Phone: 1 (888) 827-4832

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC upon payment of the fees prescribed by the SEC.

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

Our Internet address is https://gtec-tech.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

EXPENSES

The following table sets forth costs and expenses, other than any sales agent commissions and reasonable out-of-pocket expenses, we expect to incur in connection with the offering:

Legal fees and expenses	US$	100,000
Accounting fees and expenses	US$	15,000
Printing and postage expenses	US$	-
Miscellaneous	US$	-
Total	US$	115,000

All of the amounts shown in the table above are estimates, except the SEC registration fee, which we paid in connection with the filing of the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

PROSPECTUS

GREENLAND TECHNOLOGIES HOLDING CORPORATION

$150,000,000 of

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

We may offer and sell from time to time up to an aggregate amount of $150,000,000 of our ordinary shares, no par value per share, preferred shares, debt securities, warrants to purchase other securities, rights, and units consisting of any combination of these securities in one or more offerings, at prices and on terms described in one or more supplements to this prospectus.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update, or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities.

We may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and, as such, are allowed to provide more limited disclosures than an issuer that would not so qualify. This prospectus describes the general manner in which the shares may be offered and sold. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “GTEC.” On May 25, 2021, the closing price of our ordinary shares was $7.95 per share. This price will fluctuate based on the demand for our ordinary shares. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our public float (the market value of our ordinary shares held by our non-affiliates) in any 12-month calendar period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus. As of May 26, 2021, one-third of our public float is equal to approximately $15.92 million, which was calculated based on 3,013,878 ordinary shares held by non-affiliates as of May 26, 2021 and a per share price of US$15.85, which was the closing price of our ordinary shares on Nasdaq on March 29, 2021.

Investing in our securities involves a high degree of risk. Before making an investment decision, please carefully review the information described under the heading “Risk Factors” beginning on page 4 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to $150,000,000 in the aggregate of our ordinary shares, preferred shares, debt securities, warrants, rights, and units, in one or more offerings. In this prospectus, references to the term “securities” refers collectively to our ordinary shares, preferred shares, debt securities, warrants, rights, and units. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that any information in this prospectus is accurate as of any date other than the date of this prospectus.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

Except where the context otherwise requires or where otherwise indicated, references in this prospectus to the “Company,” “Greenland,” “we,” “us,” and “our” refer to Greenland Technologies Holding Corporation, a British Virgin Islands company, and its subsidiaries, on a consolidated basis.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain and refer to certain statements that are not historical facts that contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Such statements involve certain risks, uncertainties and assumptions. Specifically, these forward-looking statements may include statements relating to:

●	the future financial performance of the Company;

●	changes in the market for Zhongchai Holding’s products;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control. Accordingly, forward-looking statements should not be relied upon as representing Greenland’s views as of any subsequent date. Greenland does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions, or expectations will be achieved. As a result of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

iii

THE COMPANY

Organization

Greenland serves as the parent company of Zhongchai Holding (Hong Kong) Limited, a holding company formed under the laws of Hong Kong on April 23, 2009 (“Zhongchai Holding”). Zhongchai Holding, through its subsidiaries, develops and manufacture traditional transmission products for material handling machineries in China, as well as develop models for robotic cargo carriers, which are expected to be produced in the near future in China.

Greenland Technologies Corp. (“Greenland Tech”) was incorporated on January 14, 2020 under the laws of the state of Delaware. Greenland Tech is a wholly-owned subsidiary of the registrant. We aim to use Green Tech as the US operation site for the Company in order to promote sales of our robotic products for the North American market in the near future.

Greenland’s subsidiaries also include Zhejiang Zhongchai Machinery Co. Ltd., an operating company formed under the laws of the PRC in 2005, Hangzhou Greenland Energy Technologies Co., Ltd., formerly known as Hangzhou Greenland Robotic Co., Ltd. prior to November 6, 2020, an operating company formed under the laws of the PRC in 2019, Zhejiang Shengte Transmission Co., Ltd., an operating company formed under the laws of the PRC in 2006, and Shanghai Hengyu Enterprise Management Consulting Co., Ltd., a company formed under the laws of the PRC in 2005.

Through Zhongchai Holding and other subsidiaries, we offer transmission products, which are key components for forklift trucks used in manufacturing and logistic applications, such as factories, workshops, warehouses, fulfillment centers, shipyards and seaports. Forklifts play an important role in the logistic systems of many companies across different industries in China and globally. Generally, the industries with the largest demand for forklifts include the transportation, warehousing logistics, electrical machinery and automobile industries. Through Zhongchai Holding and other subsidiaries, we have experienced an increased demand for forklifts in the manufacturing and logistics industries in China, as our revenue increased from approximately $52.40 million in the fiscal year of 2019 to $66.86 million in the fiscal year of 2020. The increased revenue of approximately $14.46 million was primarily due to the fact that demand for our products has returned to normal and continued to grow. Based on the revenues in the fiscal year ended December 31, 2020 and 2019, we believe that Greenland is one of the major developers and manufacturers of transmission products for small and medium-sized forklift trucks in China.

Initial Public Offering

On July 27, 2018, Greenland consummated its initial public offering of 4,400,000 units (the “Initial Public Offering”) at $10.00 per Unit, generating gross proceeds of $44,000,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 282,000 Units at a price of $10.00 per unit in a private placement to Greenland Asset Management Corporation (the “Sponsor”) and Chardan Capital Markets, LLC (“Chardan”), generating gross proceeds of $2,820,000. The company also sold to Chardan (and its designees), for $100, an option to purchase up to 240,000 units exercisable at $11.50 per unit (or an aggregate exercise price of $2,760,000) commencing on consummation of the Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on July 24, 2023. As of December 31, 2020, there was no unit purchase option outstanding.

Merger with Zhongchai Holding

On July 12, 2019, Greenland entered into a share exchange agreement (the “Share Exchange Agreement”) with Zhongchai Holding, the Sponsor in the capacity thereunder as the purchaser representative, and Cenntro Holding Limited, the sole member of Zhongchai Holding (“Zhongchai Equity Holder”), whereby Greenland agreed to acquire all of the outstanding capital stock of Zhongchai Holding through a share exchange with Zhongchai Equity Holder.

On October 24, 2019, we consummated a business combination (the “Business Combination”) whereby Zhongchai Holding became our wholly owned subsidiary, along with its subsidiaries.

Greenland was originally incorporated under the laws of British Virgin Islands on December 28, 2017 as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. As a result of the Business Combination, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) and continued the existing business operations of Zhongchai Holding as a publicly traded company under the name “Greenland Technologies Holding Corporation.”

Products

Greenland provides transmission systems and integrated powertrains for material handling machineries, particularly for electric forklift trucks. In order to expand and diversify existing product offerings, Greenland recently entered into the electric industry vehicles market by designing and developing electric industry vehicles.

Transmission products for material handling machineries

Transmission Systems.

For 15 years, Greenland, along with its subsidiaries, specialized in designing, developing, and manufacturing a wide range of transmission systems for material handling machineries, in particular forklift trucks. The range of the transmission systems covers from one ton to fifteen tons machineries. Most transmission systems contain auto transmission features. This feature allows for easy machine operations. In addition, Greenland provides transmission system for internal combustion powered machineries as well as for electrical powered machineries. Greenland has experienced an increasing demand for electric powered transmission systems. These transmission systems are key components for material handling machinery assembly. To meet this increasing demand, Greenland is able to providing these transmission systems to major forklift truck original equipment manufacturers (“OEMs”) as well as certain global branded manufacturers.

Integrated Powertrain.

Greenland has newly designed and developed unique powertrains, which integrates electric motor, speed reduction gearbox, and driving axles into a combined integral module, in order to meet a growing demand for advanced electric forklift trucks. This integrated powertrain will enable the OEMs to significantly shorten design cycle, improve machinery efficiency, and simplify manufacturing process. There is a new trend that OEMs would rather use an integrated powertrain than separate electric motor, speed reduction gearbox, and driving axles, particularly in electric forklift trucks. Currently, Greenland makes two tons to three and a half-tons integrated powertrains for few electric forklift truck OEMs. Greenland is in the process to add more integrated powertrain products for electric forklift truck OEMs with different sizes.

Electric Industrial Vehicles (to be launched in third or fourth quarter 2021)

There is an increasing demand for electric industrial vehicles where sustainable energies are used in order to reduce air pollutions and lower carbon monoxide emissions. Greenland plans to enter into the electric industrial vehicles market by utilizing its existing technologies, know-hows, supply chains, and market access. Greenland’s teams have been developing a 1.8 tons electric loader vehicle (GEL1800) and Greenland plans to setup an assembly facility on the east coast of the United States for final assembly of this newly developed electric vehicle. GEL1800 will be our first electric industry vehicle product and we expect it to be available in the third or fourth quarter of 2021. Other models, such as models with loading capacity of one and a half tons or five tons are currently under development. Greenland will co-operate with global parts suppliers to utilize their matured supply chain, which will enable it to shorten its development cycle and make quicker market entrance.

Corporate Information

We are a British Virgin Islands company limited by shares and our corporate headquarters are located at 50 Millstone Road, Building 400 Suite 130, East Windsor, NJ, United States 08512. Our telephone number is 1 (888) 827-4832. Our registered office in the British Virgin Islands is located at Craigmuir Chambers, Road Town, Tortola, VG 1110 British Virgin Islands. We maintain a corporate website at http://www.gtecrobotic.com/#/home. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GTEC.”

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include being permitted to:

●	have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis;

●	omit the auditor attestation of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002; and

●	provide limited disclosure about our executive compensation arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus and the reports we file with the SEC, some of which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We could remain an emerging growth company until the earlier of July 2023 and the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary share that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus and the related exhibits, any prospectus supplement or amendments thereto, the documents incorporated by reference herein or therein, and any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties that we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, we intend to use the net proceeds from the sale of securities for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

DESCRIPTION OF SECURITIES

The following summary of our shares (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part), and our amended and restated memorandum and articles of association (our “Memorandum and Articles of Association”), does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Memorandum and Articles of Association, which are filed as exhibits to the registration statement of which this prospectus is a part.

General

We are incorporated as a British Virgin Islands company limited by shares, and our affairs are governed by our Memorandum and Articles of Association and the laws of the British Virgin Islands.

Our authorized shares consist of an unlimited number of ordinary shares, no par value per share. In addition, we may by resolution of the Board, without shareholder consent, amend our Memorandum and Articles of Association to create new classes of preferred shares and fix the rights preferences and restrictions of such shares, as the directors of the Board in their sole discretion deem fit, which shares may be issued as one or more series.

As of May 26, 2021, we had 10,513,327 ordinary shares outstanding, held of record by 13 shareholders.

The following description summarizes the most important terms of our shares. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to our Memorandum and Articles of Association.

Ordinary Shares

The holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Holders of ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the redemption rights set forth in our Memorandum and Articles of Association.

The rights, preferences and privileges of the holders of ordinary shares are subject to those of the holders of any shares of preferred stock we may issue in the future.

Key Provisions of Our Memorandum And Articles of Association And British Virgin Islands Laws Affecting Our Ordinary Shares

The following are summaries of material terms and provisions of our Memorandum and Articles of Association and the BVI Business Companies Act 2004 (as amended), or the BVI Act, insofar as they relate to the material terms of our ordinary shares. This summary is not intended to be complete, and you should read the forms of our Memorandum and Articles of Association.

Voting Rights

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Continental Stock Transfer & Trust Company, which will enter the name of our shareholders in our register of members. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of ours, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.

Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.

There is nothing under the laws of the British Virgin Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, but cumulative voting for the election of directors is permitted only if expressly provided for in the memorandum or articles of association. We have not made provisions in our Memorandum and Articles of Association for cumulative voting for such elections.

Under British Virgin Islands laws, the voting rights of shareholders are regulated by our Memorandum and Articles of Association and, in certain circumstances, the BVI Act. Our Memorandum and Articles of Association govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless our Memorandum and Articles of Association otherwise provide, the requisite majority is usually a simple majority of votes cast.

Preemption Rights

British Virgin Islands laws do not make a distinction between public and private companies and some of the protections and safeguards (such as statutory preemption rights) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands laws. There are no preemption rights applicable to the issuance of new shares under either British Virgin Islands laws or our Memorandum and Articles of Association.

Liquidation Rights

As permitted by British Virgin Islands laws and our Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets are greater than our liabilities and we are able to pay our debts as they fall due.

Modification of Rights

As permitted by British Virgin Islands laws and our Memorandum and Articles of Association, the rights attached to the ordinary shares as specified in our Memorandum and Articles of Association may only be varied by a resolution passed at a meeting by the holders of more than 50% of the ordinary shares present at a duly convened and constituted meeting of the shareholders of the Company holding ordinary shares which were present at the meeting and voted unless otherwise provided by the terms of issue of such class.

Transfer of Shares

Subject to any applicable restrictions set forth in our Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form which our directors may approve.

Share Repurchase

As permitted by the BVI Act and our Memorandum and Articles of Association, shares may be repurchased, redeemed or otherwise acquired by us.

Dividends

Subject to the BVI Act and our Memorandum and Articles of Association, directors may declare dividends at a time and amount they think fit if they are satisfied, on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. No dividend shall carry interest against us.

Board of Directors

We are managed by a Board which currently consists of five directors. Our Memorandum and Articles of Association provide that the minimum number of directors shall be one and there shall be no maximum number of directors.

There are no share ownership qualifications for directors.

Meetings of our Board may be convened at any time deemed necessary by any of our directors.

A meeting of our Board will be quorate if at least a majority of the directors are present or represented by an alternate director. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote.

Questions arising at a meeting of our Board are required to be decided by simple majority votes of the directors present or represented at the meeting. Our Board may also pass unanimous written resolutions without a meeting.

Staggered Board of Directors

Our Memorandum and Articles of Association provide for a staggered Board consisting of two classes of directors. Our directors are appointed by our shareholders and are subject to rotational retirement every two years. The initial terms of office of the Class I and Class II directors have been staggered over a period of two years to ensure that all directors of the company do not face reelection in the same year. However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation. There is nothing under the laws of the British Virgin Islands, which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our Memorandum and Articles of Association do not provide for cumulative voting for such elections.

Duties of Directors

British Virgin Islands law provides that each of our directors, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands laws provide that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands laws or the memorandum or articles of association of the company.

Interested Directors

The BVI Act provides that a director shall, after becoming aware that he is interested in a transaction entered into or to be entered into by the company, disclose that interest to our Board. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by us or the director, so long as the director’s interest was disclosed to the Board prior to our entry into the transaction or was not required to be disclosed (for example where the transaction is between us and the director himself or is otherwise in the ordinary course of business and on usual terms and conditions). As permitted by British Virgin Islands laws and our Memorandum and Articles of Association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf which relate to the transaction.

Meetings of Shareholders

If our shareholders want us to hold a shareholder meeting, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Island laws, we may not increase the required percentage to call a meeting above 30%.

Subject to our Memorandum and Articles of Association, the director convening a meeting of members shall give not less than 10 nor more than 60 days’ written notice of such meeting to: (a) those members whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting; and (b) the other directors.

A meeting called by shorter notice than that mentioned above will be valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute a waiver in relation to all the shares which that shareholder holds.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote at the meeting. A quorum may be comprised of a single shareholder or proxy and then such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person is a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholders.

Protection of Minority Shareholders

Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. One protection under statutory law is that shareholders may bring an action to enforce the BVI Act or our Memorandum and Articles of Association. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and our Memorandum and Articles of Association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of our affairs by the majority or the Board. However, every shareholder is entitled to have our affairs conducted properly according to British Virgin Islands laws and our constituent documents. As such, if those who control the company have disregarded the requirements of applicable law or the provisions of our Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) a company is acting or proposing to act illegally or beyond the scope of its authority; (2) the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; (3) the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or; and (4) those who control the company are perpetrating a “fraud on the minority.”

Issuance of Additional Ordinary Shares

Our Memorandum and Articles of Association authorize our Board to issue additional ordinary shares from time to time as our Board shall determine, to the extent of available authorized but unissued shares.

Changes in Authorized Shares

We are authorized to issue an unlimited number of shares, which will have rights, privileges, restrictions and conditions attaching to them as the shares in issue. We may by resolution of directors or shareholders:

●	consolidate and divide all or any of our unissued authorized shares into shares of larger or smaller amount than our existing shares;

●	cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or

●	create new classes of shares with preferences to be determined by resolution of the Board to amend our Memorandum and Articles of Association to create new classes of shares with such preferences at the time of authorization, although any such new classes of shares, with the exception of the preferred shares, may only be created with prior shareholder approval.

Inspection of Books and Records

Under British Virgin Islands law shareholders of our ordinary shares are entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) Memorandum and Articles of Association; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.

Subject to our Memorandum and Articles of Association, our directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced in (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.

Preferred Shares

Our Memorandum and Articles of Association authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Board to amend our Memorandum and Articles of Association to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding as of the date of this registration statement. Accordingly, the Board is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of Greenland’s ordinary shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our Memorandum and Articles of Association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Under the BVI Act, there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of Greenland’s ordinary shares, may issue preferred shares that have characteristics that may be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above, under the BVI Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the Company.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our ordinary shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the board of directors could decrease the amount of earnings and assets available for distribution to holders of our ordinary shares or adversely affect the rights and power, including voting rights, of the holders of our ordinary shares without any further vote or action by the shareholders. The rights of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the British Virgin Islands. The flexibility available under British Virgin Islands laws has enabled us to adopt our Memorandum and Articles of Association that will provide shareholders with rights that do not vary in any material respect from those they enjoyed under the Delaware Corporate Law.

Conflicts of Interest

Pursuant to the BVI Act and our Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	vote on a matter relating to the transaction;

●	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

●	sign a document on our behalf, or do any other thing in his capacity as a director, that relates to the transaction.

Anti-money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Poison-Pill Defense

Under the BVI Act, there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of ordinary shares, may issue preferred shares that have characteristics that may be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the BVI Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Mergers and Similar Arrangements

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merger or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

Shareholder Suits

We are not aware of any reported class action or derivative action having been brought in a British Virgin Islands court.

Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in a conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.

In addition, under the BVI Act, the BVI court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters and whether an alternative remedy to the derivative claim is available.

A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.

Corporate Governance

British Virgin Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests to the companies for which they serve, and to disclose their interests in any relevant transaction.

Indemnification

British Virgin Islands law and our Memorandum and Articles of Association provide for the indemnification of our directors against all losses or liabilities incurred or sustained by him or her as a director of our company in defending any proceedings, whether civil or criminal, and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

Our Transfer Agent, Rights Agent and Warrant Agent

The transfer agent for our ordinary shares, rights agent for our rights and warrant agent for our warrants is Continental Stock Transfer& Trust Company, located at 1 State Street 30th Floor, New York, NY 10004-1561. Their telephone number is (212) 509-4000.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GTEC”.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

Warrants

Outstanding Warrants

As of May 26, 2021, there are 4,705,312 warrants outstanding, including (i) 4,303,312 warrants currently held by CEDE & CO (“Public Warrants”), (ii) 282,000 warrants underlying the units issued to the Sponsor and Chardan in a private placement in connection with our initial public offering (“Private Unit Warrants”), and (iii) 120,000 warrants held by Chardan upon the exercise of its unit purchase option to purchase 120,000 units in March 2021 (“Option Warrants”, together with Public Warrants and Private Unit Warrants, the “Warrants”). The number of ordinary shares issuable upon the exercise of the Warrants is 2,352,656. In connection with the initial public offering, we granted a unit purchase option to Chardan to purchase up to 240,000 units, with each unit comprising of one ordinary share, one warrant to purchase one half of ordinary share, and one right to receive one-tenth of one ordinary share. As of the date of this prospectus, there are 120,000 unit purchase options outstanding. The Public Warrants were issued under that certain Warrant Agreement by and between Greenland Acquisition Corporation and Continental Stock Transfer & Trust Company dated as of July 24, 2018 (the “Warrant Agreement”). The Warrants may only be exercised for whole shares at an exercise price of $11.50 per share.

Each of our Warrants is exercisable for one-half ordinary share at a price of $11.50 per share, at any time commencing on the completion of the Business Combination on October 24, 2019, subject to adjustment as discussed below. The Warrants will expire at 5:00 p.m., October 23, 2024, New York City time, five years after the completion of the Business Combination or earlier upon redemption or liquidation. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of ordinary shares. This means that only an even number of Warrants may be exercised at any given time by a Warrant holder.

However, no Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of Greenland’s ordinary shares issuable upon exercise of the Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the issuance of Greenland’s ordinary shares issuable upon exercise of the Warrants is not effective within 90 days from the closing of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Warrants on a cashless basis. As there had not been a registration statement available within 90 days from the closing of the Business Combination, Warrant holders may exercise their Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act until this prospectus becomes effective.

The Private Unit Warrants are identical to the Public Warrants except that such Private Unit Warrants are exercisable for cash (even if a registration statement covering the issuance of Greenland’s ordinary shares issuable upon exercise of such Warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. In addition, the Private Unit Warrants may not be exercised after June 24, 2023.

We may call the Warrants for redemption (excluding the Private Unit Warrants but including any outstanding Warrants issued upon exercise of the Unit Purchase Option (the “UPO”) issued to Chardan and/or its designees), in whole and not in part, at a price of $0.01 per Warrant:

●	at any time while the Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	if, and only if, the reported last sale price of Greenland’s ordinary shares equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third trading business day prior to the notice of redemption to Warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of Greenland’s ordinary shares underlying such Warrants at the time of redemption and for the entire 30-daytrading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for our Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If and when the Warrants become redeemable by us, we may not exercise our redemption right if the issuance of Greenland’s ordinary shares upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the Warrants were offered by us in the Initial Public Offering.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Greenland’s ordinary shares equal to the quotient obtained by dividing (x) the product of the number of such shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of Greenland’s ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of Greenland’s ordinary shares at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Greenland’s ordinary shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Greenland’s ordinary shares at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Greenland’s ordinary shares and any voting rights until they exercise their Warrants and receive Greenland’s ordinary shares. After the issuance of Greenland’s ordinary shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no Warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such Warrant, a prospectus relating to Greenland’s ordinary shares issuable upon exercise of the Warrants is current, and Greenland’s ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to Greenland’s ordinary shares issuable upon exercise of the Warrants until their expiration.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of Greenland’s ordinary shares outstanding.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Greenland’s ordinary shares to be issued to the Warrant holder.

General

We may issue warrants to purchase our ordinary shares, preferred shares, debt securities, or rights. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Rights

As Greenland consummated its Business Combination on October 24, 2019, each holder of a right did receive one-tenth (1/10) of one ordinary share.

General

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

Terms

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

General

We may issue units composed of any combination of our ordinary shares, preferred shares, debt securities, warrants, and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	the terms of the unit agreement governing the units;

●	any applicable material United States federal income tax consequences; and

●	whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Securities” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of such offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents;

●	any exchange on which the securities will be issued; and

●	all other items constituting underwriting compensation.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best effort basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters with respect to British Virgin Island laws in connection with the validity of the securities being offered by this prospectus and other legal matters will be passed upon for us by Ogier. Certain legal matters with respect to United States federal securities law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York.

EXPERTS

The financial statements incorporated by reference in this prospectus as of and for the fiscal year ended December 31, 2020 and 2019 have been audited by WWC, P.C., an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other documents are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. You may inspect the registration statement and exhibits without charge at the SEC’s web site listed above.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the ordinary shares offered under this prospectus. The registration statement can be read at the SEC website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

●	Our Quarterly Report on Form 10-Q filed with the SEC for the quarterly period ended March 31, 2021, filed with the SEC on May 12, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on March 31, 2021 and May 12, 2021; and

●	The description of our securities contained in our Registration Statement filed with the SEC on June 29, 2018, including any subsequent amendments or reports filed for the purpose of updating such description, including without limitation the section entitled “Description of Securities” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 26, 2019.

These reports contain important information about us, our financial condition and our results of operations.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the ordinary shares made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request orally or in writing, and we will provide you with, a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Greenland Technologies Holding Corporation

50 Millstone Road, Building 400 Suite 130

East Windsor, NJ 08512

United States

Attention: Raymond Wang

Phone: 1 (888) 827-4832

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Ordinary Shares

GREENLAND TECHNOLOGIES HOLDING CORPORATION

Prospectus Supplement

Sales Agent

H.C. Wainwright & Co.

November 19, 2021